For Release on May 2nd, 2007
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS
•	First quarter 2007 total revenue increased 10.9% to $115.4 million versus $104.0 million in first quarter 2006.

•	Comparable-club revenue increased by 7.8% for first quarter 2007 compared to first quarter 2006.

•	Operating income increased by 19.2% to $12.4 million versus $10.4 million in first quarter 2006.
New York, NY — May 2, 2007 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, announced its results for the quarter ended March 31, 2007.
First quarter 2007 total revenue grew 10.9% to $115.4 million from $104.0 million for the first quarter of 2006. Comparable club revenue increased 7.8% during the first quarter compared to the same period in the prior year.
Robert Giardina, Chief Executive Officer of TSI, commented: “We are pleased to have started the year with good results and continued positive momentum. Most notably, comparable club revenue growth was again strong, increasing 7.8% and driven by both increased membership and ancillary revenue. New membership sign-ups remained solid and we grew our membership base by 8.7% when compared to March 31, 2006, which was in line with our plan for the quarter, and we continue to anticipate opening approximately 15 new clubs in 2007, equal to 10% square footage growth.”
Quarter ended March 31, 2007 Financial Highlights:
Revenue (in $’000s) was comprised of the following:

	Three Months Ended March 31,
	2006		2007

Membership dues	$83,139	79.9%	$90,984	78.9%
Initiation fees	1,931	1.9%	2,883	2.5%

Membership revenue	85,070	81.8%	93,867	81.4%

Personal training revenue	12,267	11.8%	13,921	12.0%
Other ancillary club revenue	5,586	5.4%	6,552	5.7%

Ancillary club revenue	17,853	17.2%	20,473	17.7%

Fees and other revenue	1,104	1.0%	1,037	0.9%

Total revenue	$104,027	100.0%	$115,377	100.0%

Total revenue for Q1 2007 grew 10.9% to $115.4 million from $104.0 million for the same period last year. The increase in revenue was driven by growth in membership revenue and ancillary club revenue.
•	Membership revenue for Q1 2007 grew 10.3% to $93.9 million from $85.1 million in Q1 2006.

•	Ancillary club revenue for Q1 2007 grew 14.7% to $20.5 million from $17.9 million in Q1 2006.

•	Comparable club revenue increased 7.8% during Q1 2007 when compared to the same period of the prior year. This increase in comparable club revenue is due to a 4.5% increase in membership, a 0.9% increase in price and a 2.4% increase related to ancillary club and other revenue.
Total operating expenses increased by 10.0% to $103.0 million in Q1 2007 compared to $93.6 million in Q1 2006.
•	Payroll and related expenses increased 9.4% or $3.9 million to $44.8 million in Q1 2007 compared to $40.9 million in Q1 2006, much in line with revenue growth.
o	Payroll costs directly related to the Company’s personal training, Group Exclusives, and Sports Clubs for Kids programs increased $939,000 or 10.4%, due to increased demand for these programs.

o	As a reminder, Q1 2006 operating expenses included a charge relating to severance packages to our Chairman and certain employees who agreed to severance packages totaling $1.6 million. The total costs of these severance packages were recorded in Q1 2006 while no comparable costs were incurred in Q1 2007.
•	Club operating expenses increased 14.2% or $4.9 million to $39.4 million for Q1 2007 compared to $34.5 million in Q1 2006.
o	Rent and occupancy expenses increased $2.4 million. Rent and occupancy expenses at clubs that have opened since April 1, 2006 or that are currently being constructed increased $1.9 million.

o	Advertising and marketing expenses increased $1.1 million, as we expended $3.3 million in Q1 2007 compared to $2.2 million in Q1 2006, based in part on specific marketing that pushed a greater percentage of advertising spending into the first quarter this year.

o	As part of a customer service initiative, we outsourced towel laundry service in 22 clubs in Q1 2007. As our clubs have become more intensely clustered in our markets, and member cross usage becomes more prevalent, we have found it increasingly necessary to offer these services at more of our clubs. Accordingly, we experienced a $609,000 increase in laundry expenses during Q1 2007 compared to Q1 2006.
•	General and administrative expenses were $7.8 million during Q1 2007 compared to $7.9 million in Q1 2006. In Q1 2006, we incurred $569,000 of costs related to the examination of strategic and financing alternatives. No comparable costs were incurred in Q1 2007.

•	Depreciation and amortization expenses totaled $11.1 million during Q1 2007 and $10.4 million during Q1 2006 principally due to new and expanded clubs.

•	Loss on extinguishment of debt totaled $12.5 million during Q1 2007. This loss was due to the early termination fees, deferred financing costs written-off, and associated fees related to the tender offer and early redemption of the remaining $170.0 million of outstanding principal of the 9 5/8% Senior Notes issued by our wholly owned subsidiary Town Sports International LLC (“TSI LLC”).

•	The Company recorded an income tax benefit of $2.6 million in Q1 2007 compared to a provision of $1.0 million in Q1 2006 principally related to the effects of the loss on extinguishment of debt. In Q1 2006, a discrete income tax charge totaling $657,000 was recorded to reflect the reduction in state tax assets that we believed were not more likely than not to be realized in association with the Company’s use of the proceeds from its initial public offering, which closed on June 7, 2006.
Net loss for Q1 2007 was $3.8 million compared to a net loss of $135,000 in Q1 2006.
EBITDA for Q1 2007 increased 12.7% to $23.9 million from $21.2 million in Q1 2006. As a percentage of total revenue, EBITDA margin was 20.7% in Q1 2007, compared to 20.4% in Q1 2006. Please refer to the reconciliation of net loss to EBITDA at the end of this release.
Cash flow from operations for Q1 2007 decreased $15.8 million or 45.6% to $18.9 million from $34.7 million in Q1 2006. In connection with the early extinguishment of TSI LLC’s 9 5/8% Senior Notes in Q1 2007, the interest on TSI LLC’s 9 5/8% Senior Notes was paid in February 2007, while in 2006 comparable interest was not payable until April 2006. Interest paid in Q1 2007 was $6.0 million compared to $150,000 in Q1 2006. In addition, the Company’s cash payments for income taxes totaled $3.9 million during Q1 2007. In Q1 2006, the Company recorded a $3.6 million Federal tax refund and paid $645,000 in state income taxes, resulting in a net tax refund of $3.0 million in Q1 2006. This represents a $6.9 million increase in cash paid for taxes in Q1 2007 when compared to Q1 2006. Cash flow from operations in Q1 2007 was further adversely affected by the timing of our regular payroll payment dates when compared to Q1 2006.
Cash used in financing activities for Q1 2007 totaled $2.9 million. On February 27, 2007, TSI LLC received proceeds of $185.0 million from a new term loan facility. The proceeds from this facility were used to repay the remaining $170.0 million principal of TSI LLC’s 9 5/8% Senior Notes. The premium paid for this early debt extinguishment was $9.3 million and the costs related to the new credit facility were $2.6 million.

The Company will hold a conference call on Wednesday, May 2, 2007 at 5:00 PM (Eastern) to discuss the first quarter 2007 results. Robert Giardina, Chief Executive Officer, and Richard Pyle, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Website beginning May 3, 2007.
2007 Business Outlook:
Based upon the current business environment, Q1 2007 performance and current trends in our marketplace, the Company currently expects the following results for the remainder of 2007, subject to risks and uncertainties in any forward-looking statements:
The Company expects to open approximately 12 new clubs during the remainder of 2007. The Company expects total revenue for the year to be in the range of $475.0 million to $480.0 million, representing 10% to 11% growth over 2006, driven by club membership and ancillary revenue growth, the maturation of recently opened clubs, as well as new clubs to be opened during the year.
The Company expects net income to be between $13.7 million and $14.7 million for 2007, when compared with the 2006 net income of $4.6 million. The net income for 2007 will be arrived at after a total charge of approximately $12.5 million for early extinguishment of debt before corporate income taxes, or $7.4 million after corporate income taxes. As set forth in the reconciliation below, the Company expects net income to be between $21.1 million and $22.1 million without the after-tax effects of these debt extinguishment costs. The Company expects EPS of between $0.51 and $0.55 per share for the year, which includes an amount of $0.28 in connection with the early extinguishment of debt, or between $0.79 and $0.83 per share before the early debt extinguishment charges on as after-tax basis, unchanged from previous guidance.
Included in this guidance for net income and earnings per share (“EPS”) are the effects of the refinancing of the 9 5/8% Senior Notes issued by TSI LLC. TSI LLC used the proceeds from its new $185.0 million term loan facility priced at LIBOR plus 1.75%, currently set at 7.1%, including the applicable margin, for the purchase through a tender offer and redemption of its 9 5/8% Senior Notes and the associated estimated interest savings.

				Year Ending 2007
			Year-ended	Guidance
	Q1 2006	Q1 2007	2006	Between	And
All figures in thousands, except share data

Revenue	$104,027	$115,377	$433,080	$475,000	$480,000

Net income (loss)	$(135)	$(3,801)	$4,647	$13,700	$14,700
Loss on extinguishment of debt, net of effect of taxes	—	7,387	9,507	7,400	7,400
Net non-recurring tax (benefit) provision (1)	657	—	(1,221)	—	—

Net income before loss on extinguishment of debt and non-recurring tax benefit	$522	$3,586	$12,933	$21,100	$22,100

Fully diluted share count (2)	18,327,722	25,997,253	23,154,812	26,600,000	26,600,000

(1)	The net non-recurring tax benefit in 2006 represents the $2.0 million non-recurring deferred tax benefit recorded in the fourth quarter of 2006, net of the $800,000 nonrecurring income tax charges in the first and second quarters of 2006. The Company estimates that its normalized effective tax rate for 2007 will be between 40.0% and 42.0%.

(2)	Due to the net loss position in Q1 2006 and Q1 2007, basic and fully diluted shares were the same. Common stock equivalents excluded from the fully diluted share count for Q1 2006 and Q1 2007 were 231,588 and 546,226, respectively.

About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States. In addition to New York Sports Clubs, TSI operates under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, with 149 clubs and more than 470,000 members in the U.S. In addition, the Company operates three facilities in Switzerland with approximately 6,000 members. For more information on TSI visit http://www.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 710
Investor.relations@town-sports.com or
Joseph Teklits
Integrated Corporate Relations
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2006 and March 31, 2007
(All figures in $’000s, except share data)
(Unaudited)

	December 31,	March 31,
	2006	2007
ASSETS
Current assets:
Cash and cash equivalents	$6,810	$9,277
Accounts receivable (less allowance for doubtful accounts of $2,026 and $2,820 as of December 31, 2006 and March 31, 2007, respectively)	8,028	9,976
Inventory	435	415
Prepaid corporate income taxes	—	1,620
Prepaid expenses and other current assets	14,757	13,449

Total current assets	30,030	34,737
Fixed assets, net	281,606	287,274
Goodwill	50,112	50,107
Intangible assets, net	922	769
Deferred tax asset, net	32,437	35,311
Deferred membership costs	15,703	16,538
Other assets	12,717	11,658

Total assets	$423,527	$436,394

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$181	$1,999
Accounts payable	9,972	9,127
Accrued expenses	33,220	29,380
Accrued interest	3,466	1,335
Corporate income taxes payable	2,577	—
Deferred revenue	38,980	44,459

Total current liabilities	88,396	86,300
Long-term debt	280,948	297,013
Deferred lease liabilities	54,929	56,120
Deferred revenue	5,807	5,916
Other liabilities	11,276	11,352

Total liabilities	441,356	456,701
Commitments and contingencies	—	—
Stockholders’ deficit:
Class A voting common stock, $.001 par value; issued and outstanding 25,975,948 and 26,067,508 shares at December 31, 2006 and March 31, 2007, respectively	26	26
Paid-in capital	(21,068)	(19,766)
Accumulated other comprehensive income (currency translation adjustment)	539	560
Retained earnings (accumulated deficit)	2,674	(1,127)

Total stockholders’ deficit	(17,829)	(20,307)

Total liabilities and stockholders’ deficit	$423,527	$436,394

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2006 and 2007
(All figures in $’000s except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007
Revenues:
Club operations	$102,923	$114,340
Fees and other	1,104	1,037

	104,027	115,377

Operating Expenses:
Payroll and related	40,897	44,751
Club operating	34,470	39,364
General and administrative	7,861	7,758
Depreciation and amortization	10,386	11,091

	93,614	102,964

Operating Income	10,413	12,413
Loss on extinguishment of debt	—	12,521
Interest expense	10,687	7,016
Interest income	(725)	(259)
Equity in the earnings of investees and rental income	(433)	(422)

Income (loss) before provision (benefit) for corporate income taxes	884	(6,443)
Provision (benefit) for corporate income taxes	1,019	(2,642)

Net loss	$(135)	$(3,801)

Loss per share:
Basic	$(0.01)	$(0.15)
Diluted	$(0.01)	$(0.15)
Weighted average number of shares used in calculating loss per share:
Basic	18,327,722	25,997,253
Diluted	18,327,722	25,997,253

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2006 and 2007
(All figures in $’000s)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2007
Cash flows from operating activities:
Net loss	$(135)	$(3,801)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,386	11,091
Non-cash interest expense on Senior Discount Notes	4,126	2,962
Loss on extinguishment of debt	—	12,521
Amortization of debt issuance costs	417	269
Noncash rental expense, net of noncash rental income	(19)	508
Compensation expense incurred in connection with stock options	43	169
Net changes in certain operating assets and liabilities	22,331	(2,411)
Increase in deferred tax asset	(2,315)	(2,874)
Landlord contributions to tenant improvements	1,610	1,131
Increase in reserve for self-insured liability claims	495	140
Increase in deferred membership costs	(2,221)	(835)
Other	22	21

Total adjustments	34,875	22,692

Net cash provided by operating activities	34,740	18,891

Cash flows from investing activities:
Capital expenditures	(15,023)	(19,311)

Net cash used in investing activities	(15,023)	(19,311)

Cash flows from financing activities:
Proceeds from New Credit Facility	—	185,000
Costs related to issuance of New Credit Facility	—	(2,631)
Repayment of Senior Notes	—	(169,999)
Premium paid on extinguishment of debt and related costs	—	(9,309)
Repayment of long term borrowings	(311)	(79)
Change in book overdraft	(986)	(1,230)
Tax benefit from stock option exercises	—	515
Proceeds from exercise of stock options	—	620

Net cash (used in) provided by financing activities	(1,297)	2,887

Net increase in cash and cash equivalents	18,420	2,467
Cash and cash equivalents at beginning of period	51,304	6,810

Cash and cash equivalents at end of period	$69,724	$9,277

Summary of change in certain operating assets and liabilities:
Increase in accounts receivable	$(2,083)	$(2,247)
(Increase) decrease in inventory	(71)	20
Decrease in prepaid expenses and other current assets	369	933
Increase (decrease) in accounts payable, accrued expenses and accrued interest	10,110	(2,510)
Change in prepaid corporate income taxes and corporate income taxes payable	4,518	(4,197)
Increase in deferred revenue	9,488	5,590

Net changes in certain operating assets and liabilities	$22,331	$(2,411)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA
For the three months ended March 31, 2006 and 2007
(All figures in $’000s)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007	% Chg.
Net loss	$(135)	$(3,801)
Provision for corporate income taxes	1,019	(2,642)
Loss on extinguishment of debt	—	12,521
Interest expense, net of interest income	9,962	6,757
Depreciation and amortization	10,386	11,091

EBITDA	$21,232	$23,926	12.7%
EBITDA Margin	20.4%	20.7%
Non GAAP Financial Measures:
EBITDA is defined as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt. EBITDA provides useful information regarding the Company’s operating performance and financial condition, subject to the limitations described below. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income (loss) or cash flow data prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) or as a measure of the Company’s profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies. EBITDA margin is defined as EBITDA as a percentage of consolidated revenue.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the caption “2007 Business Outlook,” and other statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements under the caption “2007 Business Outlook,” other statements regarding future financial results and performance and potential sales revenue, other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including the level of market demand for the Company’s services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company (including Forms 10-K and 10-Q filed with the Securities and Exchange Commission); accordingly, actual results could differ materially from any such forward-looking statement. The forward-looking statements speak only as of the date hereof and the Company does not intend to update this information to reflect developments or information obtained after the date hereof and the Company disclaims any legal obligation to the contrary.